As filed with the Securities and
Exchange Commission on September 8, 2000             Registration No. 333-______


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                ------------------------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                ------------------------------------------------

                          JOURNAL COMMUNICATIONS, INC.
            (Exact name of co-registrant as specified in its charter)

                Wisconsin                                39-0382060
      (State or other jurisdiction                    (I.R.S. Employer
    of incorporation or organization)                Identification No.)

                              333 West State Street
                           Milwaukee, Wisconsin 53203
          (Address of Principal Executive Offices, including Zip Code)

                         JOURNAL EMPLOYEES' STOCK TRUST
            (Exact name of co-registrant as specified in its charter)

                Wisconsin                                39-6153189
      (State or other jurisdiction                    (I.R.S. Employer
    of incorporation or organization)                Identification No.)

                              333 West State Street
                           Milwaukee, Wisconsin 53203
          (Address of Principal Executive Offices, including Zip Code)

                    JOURNAL EMPLOYEES' STOCK TRUST AGREEMENT
                            (Full title of the plan)

                                 Paul E. Kritzer
                              333 West State Street
                           Milwaukee, Wisconsin 53203
                                 (414) 224-2374
               (Name, address and telephone number, including area
                           code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
------------------- ---------- -------------- ----------------- ----------------
                                  Proposed         Proposed
      Title of        Amount       Maximum    Maximum Aggregate
  Securities to be     to be   Offering Price      Offering        Amount of
     Registered     Registered  Per Unit (1)         Price      Registration Fee
------------------- ---------- -------------- ----------------- ----------------
Units of Beneficial 15,000,000     $32.42        $486,300,000     $128,383.20
Interest              units
------------------- ---------- -------------- ----------------- ----------------

(1)   Estimated solely for the purpose of calculating the registration fee.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          The document or documents containing the information specified in Part I are not required to be filed with the Securities and Exchange Commission (the "Commission") as part of this Form S-8 Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

          The following documents filed with the Commission are hereby incorporated in this Registration Statement by reference:

          (a) The Annual Reports on Form 10-K of Journal Communications, Inc. (the "Company") and of the Journal Employees' Stock Trust (the "Trust") for the fiscal year ended December 31, 1999.

          (b)  All reports filed by the Company and by the Trust pursuant to
               Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1999.

          (c) The description of the Units of Beneficial Interest issued by the Trust contained in pages 11-14 of the Trust's Registration Statement on Form 10 dated June 27, 1974, and any amendment or report filed for the purpose of updating such description.

          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of filing of this Registration Statement and prior to such time as the Company files a post-effective amendment to this Registration Statement which indicates that all units covered by this Registration Statement have been sold or which deregisters all units then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and shall be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities.

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.

          The validity of the securities being registered hereunder will be passed on for the Company and the Trust by Paul E. Kritzer, Vice President and Secretary of the Company. Mr. Kritzer is a full-time employee of the Company and at September 8, 2000, directly or beneficially owned approximately 93,590 Units.

Item 6.   Indemnification of Directors and Officers.

          The By-laws of the Company provide that the directors and officers of the Company, any trustee of the Trust or of any employee benefit plan of the Company and any person serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture or trust are entitled to mandatory indemnification from the Company against certain liabilities (which may include liabilities under the Securities Act of 1933) and expenses (i) to the extent such persons are successful in the defense of a proceeding and (ii) in proceedings in which the person is not successful in defense thereof, unless (in the latter case only) it is determined that such person breached or failed to perform his or her duties to the Company and such breach or failure constituted: (a) a willful failure to deal fairly with the Company or its shareholders in connection with a matter in which the person had a material conflict of interest; (b) a violation of the criminal law, unless the person had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (c) a transaction from which the person derived an improper personal profit; or (d) willful misconduct. It should be noted that the Wisconsin Business Corporation Law specifically states that it is the public policy of Wisconsin to require or permit indemnification in connection with a proceeding involving securities regulation, as described therein, to the extent required or permitted as described above. In addition, the Wisconsin Business Corporation Law would require mandatory indemnification of directors and officers of the Company under certain circumstances, as more fully described in Sections 180.0850 through
180.0859 thereof.

          Expenses for the defense of any action for which indemnification may be available are required to be advanced by the Company under certain circumstances.

          The indemnification provided by the Wisconsin Business Corporation Law and the Company's By-laws is not exclusive of any other rights to which a director, officer or other person may be entitled. The general effect of the foregoing provisions may be to reduce the circumstances under which an officer, director or other person may be required to bear the economic burden of the foregoing liabilities and expense.

          The Company also maintains director and officer liability insurance against certain claims and liabilities which may be made against the Company's former, current or future directors or officers or persons serving at the request of the Company or positions with other entities as described above.

          The Journal Employees' Stock Trust Agreement provides that the trustees shall not incur any liability for any error of judgment or mistake of law, or for any action or omission in the administration of the Trust, except for individual willful misconduct, and that they shall be entitled to exoneration from all liabilities incurred by them in the bona fide discharge of their duties as trustees.

Item 7.   Exemption from Registration Claimed.

          Not Applicable.

Item 8.   Exhibits.

          The following exhibits have been filed (except where otherwise indicated) as part of this Registration Statement:


Exhibit No.                                    Exhibit


  (4.1) Articles of Association of Journal Communications, Inc., as amended

  (4.2)             By-laws of Journal Communications, Inc., as amended

  (4.3) The Journal Employees' Stock Trust Agreement dated May 15, 1937, as amended (incorporated by reference to Exhibit 9 to the Annual Report on Form 10-K of Journal Communications, Inc. for the fiscal year ended December 31, 1995 (Commission File No. 0-7831))

  (4.4) Further amendment to Journal Employees' Stock Trust Agreement as approved by unitholders on October 30, 1996 (incorporated by reference to Exhibit A to the Definitive Proxy Statement of the Journal Employees' Stock Trust included in the Journal Employees' Stock Trust's Schedule 14A filed October 1, 1996 (Commission File No. 0-7832))

  (5)               Opinion of Counsel

  (23.1)            Consent of Independent Auditor

  (23.2)            Consent of Counsel (contained in Exhibit 5 hereto)

  (24) Power of Attorney relating to subsequent amendments (included on the signature page to this Registration Statement)

Item 9.   Undertakings.

          (a)  The undersigned registrants hereby undertake:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information set forth in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrants pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrants certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-8 and have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on September 7, 2000.

JOURNAL COMMUNICATIONS, INC.               JOURNAL EMPLOYEES' STOCK TRUST


By: /s/  Steven J. Smith                   By: /s/  Steven J. Smith
   ---------------------------------          ----------------------------------
    Steven J. Smith                            Steven J. Smith
    Chairman of the Board                      Trustee
      and Chief Executive Officer


                                Power of Attorney

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Steven J. Smith, Paul E. Kritzer and Paul M. Bonaiuto and each of them individually, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

          Signature                         Title                   Date
          ---------                         -----                   ----

JOURNAL COMMUNICATIONS, INC.


/s/  Todd K. Adams                         Director            September 7, 2000
-------------------------------
Todd K. Adams


/s/  David A. Anderson                     Director            September 7, 2000
-------------------------------
David A. Anderson

                                        Executive Vice
/s/  Paul M. Bonaiuto                  President, Chief        September 7, 2000
-------------------------------        Financial Officer
Paul M. Bonaiuto                         and Director

                                           Director            September  , 2000
-------------------------------
James J. Ditter


                                           Director            September  , 2000
-------------------------------
Carl L. Dittoe


/s/  Robert M. Dye                         Director            September 7, 2000
-------------------------------
Robert M. Dye


                                           Director            September  , 2000
-------------------------------
James L. Forbes


                                           Director            September  , 2000
-------------------------------
Carl D. Gardner


                                           Director            September  , 2000
-------------------------------
Richard J. Gasper


                                           Director            September  , 2000
-------------------------------
Joseph P. Hoffman


/s/  Stephanie E. Hughes                   Director            September 7, 2000
-------------------------------
Stephanie E. Hughes


                                           Director            September  , 2000
-------------------------------
Stephen O. Huhta


                                           Director            September  , 2000
-------------------------------
Mark J. Keefe


/s/  Douglas G. Kiel                       Director            September 7, 2000
-------------------------------
Douglas G. Kiel

                                           Director            September  , 2000
-------------------------------
Kenneth L. Kozminski


/s/  Paul E. Kritzer                       Director            September 7, 2000
-------------------------------
Paul E. Kritzer


/s/  Ronald G. Kurtis                      Director            September 7, 2000
-------------------------------
Ronald G. Kurtis


/s/  Judith A. Leonard                     Director            September 7, 2000
-------------------------------
Judith A. Leonard


                                           Director            September  , 2000
-------------------------------
David G. Meissner


                                           Director            September  , 2000
-------------------------------
Roger D. Pierce


/s/  James P. Prather                      Director            September 7, 2000
-------------------------------
James P. Prather


                                           Director            September  , 2000
-------------------------------
Phillippe L. Secker

                                         Chairman of
/s/  Steven J. Smith                  the Board, Chief         September 7, 2000
-------------------------------       Executive Officer
Steven J. Smith                         and Director


/s/  Keith P. Spore                        Director            September 7, 2000
-------------------------------
Keith P. Spore


                                           Director            September  , 2000
-------------------------------
Thomas J. Szews

/s/  Joseph C. Taschler III                Director            September 7, 2000
-------------------------------
Joseph C. Taschler III


/s/  Karen O. Trickle                      Director            September 7, 2000
-------------------------------
Karen O. Trickle


JOURNAL EMPLOYEES' STOCK TRUST


/s/  Steven J. Smith                       Trustee             September 7, 2000
-------------------------------
Steven J. Smith


/s/  Douglas G. Kiel                       Trustee             September 7, 2000
-------------------------------
Douglas G. Kiel


/s/  Paul M. Bonaiuto                      Trustee             September 7, 2000
-------------------------------
Paul M. Bonaiuto


/s/  Keith K. Spore                        Trustee             September 7, 2000
-------------------------------
Keith K. Spore


                                           Trustee             September  , 2000
-------------------------------
James J. Ditter

                                  EXHIBIT INDEX

                          JOURNAL COMMUNICATIONS, INC.
                         JOURNAL EMPLOYEES' STOCK TRUST

                    JOURNAL EMPLOYEES' STOCK TRUST AGREEMENT



Exhibit No.                                     Exhibit
-----------                                     -------

  (4.1) Articles of Association of Journal Communications, Inc., as amended

  (4.2)                 By-laws of Journal Communications, Inc., as amended

  (4.3) The Journal Employees' Stock Trust Agreement dated May 15, 1937, as amended (incorporated by reference to Exhibit 9 to the Annual Report on Form 10-K of Journal Communications, Inc. for the fiscal year ended December 31, 1995 (Commission File No. 0-7831))

  (4.4) Further amendment to Journal Employees' Stock Trust Agreement as approved by unitholders on October 30, 1996 (incorporated by reference to Exhibit A to the Definitive Proxy Statement of the Journal Employees' Stock Trust included in the Journal Employees' Stock Trust's Schedule 14A filed October 1, 1996 (Commission File No. 0-7832))

  (5)                   Opinion of Counsel

  (23.1)                Consent of Independent Auditor

  (23.2)                Consent of Counsel (contained in Exhibit 5 hereto)

  (24) Power of Attorney relating to subsequent amendments (included on the signature page to this Registration Statement)




                                       E-1